Exhibit 99.2

Certain Pharmaceutical Products of Allergan plc

Special Purpose Combined Statements of Net Assets Acquired as of December 31, 2015 and
December 31, 2014 and Special Purpose Combined Statements of Revenues and Direct Expenses for
the years ended December 31, 2015, 2014 and 2013

Certain Pharmaceutical Products of Allergan plc

Index to Unaudited Special Purpose Combined Financial Statements

Independent Auditor’s Report	3
Special Purpose Combined Statement of Net Assets Acquired as of December 31, 2015 and December 31, 2014	4
Special Purpose Combined Statements of Revenues and Direct Expenses for the years ended December 31, 2015, 2014 and 2013	5
Notes to Special Purpose Combined Financial Statements	6

Independent Auditor’s Report

To the Management of Allergan plc:

We have audited the accompanying special purpose combined financial statements of the Certain Pharmaceutical Products of Allergan plc, which comprise the special purpose combined statements of net assets acquired as of December 31, 2015 and 2014, and the related special purpose combined statements of revenues and direct expenses for the years ended December 31, 2015, 2014 and 2013.

Management’s Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose combined financial statements referred to above present fairly, in all material respects, the financial position of the Certain Pharmaceutical Products of Allergan plc as of December 31, 2015 and December 31, 2014, and the results of its revenues and direct expenses for the years ended December 31, 2015, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose combined financial statements were prepared in connection with the Company’s transaction related to the Certain Pharmaceutical Products of Allergan plc and, as described in Note 1, were prepared in accordance with a SEC waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose combined financial statements are not intended to be a complete presentation of the financial positon or results of operations of Certain Pharmaceutical Products of Allergan plc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 17, 2016

Certain Pharmaceutical Products of Allergan plc

Special Purpose Combined Statements of Net Assets Acquired December 31, 2015 and 2014

($ in thousands)

	December 31,
	2015	2014
Assets acquired:
Inventories, net	$3,644	$3,285
Intangible assets	59,960	70,774
Total assets acquired	$63,604	$74,059

The accompanying notes are an integral part of these special purpose combined financial statements.

Certain Pharmaceutical Products of Allergan plc

Special Purpose Combined Statements of Revenues and Direct Expenses for the years ended December 31,
2015, 2014, and 2013

($ in thousands)

	Years ended December 31,
	2015	2014	2013
Net revenues	$108,005	$26,441	$45,763
Direct expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	23,829	14,736	26,783
Research and development	24	24	126
Selling and marketing	2,190	515	924
General and administrative	7,518	6,678	3,066
Amortization	8,027	647	18,177
Total direct expenses	41,588	22,600	49,076
Revenues less direct expenses	$66,417	$3,841	$(3,313)

The accompanying notes are an integral part of these special purpose combined financial statements.

NOTES TO THE SPECIAL PURPOSE COMBINED FINANCIAL STATEMENTS

NOTE 1 —Basis of Presentation

Background

Allergan plc (“Allergan” or the “Company”) is a global specialty pharmaceutical company engaged in the development, manufacturing, marketing, and distribution of brand name pharmaceutical products (“brand”, “branded” or “specialty brand”), medical aesthetics, generic, branded generic, biosimilar and over-the-counter (“OTC”) pharmaceutical products. The Company has operations in more than 100 countries. The Generics Business (defined below) is focused on maintaining a leading position within both the North American, and in particular, the United States (“U.S.”), market and key international markets and strengthening its global position by offering a consistent and reliable supply of quality products.

On July 26, 2015 Allergan plc entered into a master purchase agreement (the “Teva Agreement”), under which on August 2, 2016, Teva Pharmaceutical Industries Ltd. (“Teva”) acquired Allergan plc’s global generic pharmaceuticals business and certain other assets (the “Teva Transaction”). Upon the closing of the Teva Transaction on August 2, 2016, Allergan plc received $33.4 billion in cash which includes estimated working capital and other contractual adjustments, and 100.3 million unregistered Teva ordinary shares (or American Depository Shares with respect thereto), which approximated $5.0 billion in value using the closing date Teva opening stock price discounted at a rate of 5.9 percent due to the lack of marketability. As part of the Teva Agreement, Teva acquired our global generics business, including the United States (“U.S.”) and international generic commercial units, our third-party supplier Medis, our global generic manufacturing operations, our global generic research and development (“R&D”) unit, our international OTC commercial unit (excluding OTC eye care products) and some established international brands.

On June 20, 2016, lmpax Laboratories, Inc. (“Impax”) entered into (i) an Asset Purchase Agreement (the “Teva Purchase Agreement”) with an affiliate of Teva (which was further amended on June 30, 2016) and (ii) an Asset Purchase Agreement (the “Allergan Purchase Agreement”, together with the Teva Purchase Agreement, the “Purchase Agreements”) with an affiliate of Allergan plc (“Allergan’’, together with Teva, the “Sellers”) to purchase the Sellers’ respective rights to certain pharmaceutical products (the “Products”) in connection with the Teva Transaction. Pursuant to the Purchase Agreements, Impax acquired from Teva (and in conjunction Allergan plc) certain existing assets and rights related to the development, manufacture, import, export, commercialization, distribution, marketing, use, storage, transport, promotion, disposition or sales of the Products (the “Impax Agreement”). The closings under the Purchase Agreements occurred on August 3, 2016.

Basis of Presentation

The accompanying Special Purpose Combined Financial Statements (the “Financial Statements”) are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These Financial Statements are based upon the Purchase Agreements and relief from SEC Rule 3-05, Significant Acquisition Carve-out Financial Statement Reporting Requirements, obtained by Impax from the Securities and Exchange Commission. These Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Products in conformity with GAAP.

Due to the extent to which the Products have been integrated into Allergan during the periods required to be covered by the Financial Statements, the presentation of full or carve-out financial statements for the Products in accordance with the Securities and Exchange Commission’s Regulation S-X, including a reasonable and appropriate allocation of corporate overhead, interest and taxes, is impracticable. Thus, Statements of Net Assets Acquired and Statements of Revenues and Direct Expenses have been prepared.

The Financial Statements have been derived from the accounting records of Allergan using historical results of operations and financial position and only present the net assets acquired and the associated revenues and direct expenses, including certain allocated expenses, of the Products. The net assets acquired include the raw materials of pharmaceutical products and intangible assets specifically identified in the Impax Agreement.

The Financial Statements are not necessarily indicative of the results of operations that would have occurred if the Products had been an independent company.

Allocation of Costs & Expenses

These Financial Statements include revenues generated by the Products, less expenses directly attributable to the Products, and allocations of direct operating costs incurred by Allergan relating to the Products. Direct expenses attributable to the specific products include such items as cost of goods sold, research and development, legal expense, and amortization. Selling and marketing and general and administrative expenses (with the exception of legal expenses) were attributed to the Products utilizing an allocation methodology based on a percentage of sales. The Financial Statements reflect a consistent application of methodology for each reporting period presented. Allocations of Allergan corporate overhead not directly related to the operations of the Products, as well as allocations of interest or income taxes, have been excluded from these Financial Statements.

NOTE 2 —Summary of Significant Accounting Policies

Use of Estimates

Management is required to make certain estimates and assumptions in order to prepare the Financial Statements in conformity with GAAP. Such estimates and assumptions affect the reported amounts of revenues and expenses and disclosure of assets in the consolidated financial statements and accompanying notes. The Products’ most significant estimates relate to the determination of SRAs (defined below), determination of useful lives for intangible assets, inventory valuation and the assessment of expected cash flows used in evaluating long-lived assets for impairment. The estimation process required to prepare the Products’ Financial Statements requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain. The Products’ actual results could differ materially from those estimates. The Financial Statements include estimates that are not necessarily indicative of the amounts that would have resulted if the Products had been operated as a stand-alone entity.

Product Rights and Other Definite-Lived Intangible Assets

Our product rights and other definite-lived intangible assets are stated at cost, less accumulated amortization, and are amortized using the economic benefit model or the straight-line method, over their estimated useful lives. We determine amortization periods for product rights and other definite-lived intangible assets based on our assessment of various factors impacting estimated useful lives and cash flows. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangibles useful life and an acceleration of related amortization expense, which could cause our net results to decline.

Product rights and other definite-lived intangible assets are tested periodically for impairment when events or changes in circumstances indicate that an asset’s carrying value may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss is measured as the excess of the asset’s carrying value over its fair value, calculated using discounted future cash flows. Assets which are not impaired may require an adjustment to the remaining useful lives for which to amortize the asset. Our projections of discounted cash flows use a discount rate determined by our management to be commensurate with the risk inherent in our business model. Our estimates of future cash flows attributable to our definite-lived intangible assets require significant judgment based on our historical and anticipated results and are subject to many factors. Different assumptions and judgments could materially affect the calculation of the fair value of the other definite-lived intangible assets which could trigger impairment.

Inventories

Inventories consist of raw materials. Inventory valuation reserves are established based on a number of factors/situations including, but not limited to, raw materials not meeting product specifications, product obsolescence, or application of the lower of cost (first-in, first-out method) or market (net realizable value) concepts. In the years ended December 31, 2015, 2014 and 2013, the Business recognized obsolescence charges for unsalable inventory, including finished goods, of $288 thousand, $1,176 thousand and $10,046 thousand, respectively.

Revenue Recognition

General

Revenue from product sales is recognized when title and risk of loss to the product transfers to the customer, which is based on the transaction shipping terms. Recognition of revenue also requires reasonable assurance of collection of sales proceeds, the seller’s price to the buyer to be fixed or determinable and the completion of all performance obligations. The Business warrants products against defects and for specific quality standards, permitting the return of products under certain circumstances. Product sales are recorded net of all sales-related deductions including, but not limited to: chargebacks, trade discounts, billback adjustments, sales returns and allowances and government rebates, which are referred to in the aggregate as “SRA” allowances.

Provisions for SRAs

As is customary in the pharmaceutical industry, the Business’ gross product sales are subject to a variety of deductions in arriving at reported net product sales. When the Business recognizes gross revenue from the sale of products, an estimate of SRA is recorded, which reduces the gross product revenues. These provisions are estimated based on historical payment experience, historical relationship of the deductions to gross product revenues, government regulations, estimated utilization or redemption rates, estimated customer inventory levels and current contract sales terms with direct and indirect customers. The estimation process used to determine the Business’ SRA provision has been applied on a consistent basis and no material revenue adjustments have been necessary to increase or decrease the Business’ reserves for SRA as a result of a significant change in underlying estimates. The Business uses a variety of methods to assess the adequacy of the SRA reserves to ensure that the Business’ financial statements are fairly stated.

Chargebacks — A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid by the Business’ wholesale customer for a particular product and the negotiated contract price that the wholesaler’s customer pays for that product. The chargeback provision and related reserve varies with changes in product mix, changes in customer pricing and changes to estimated wholesaler inventories. The provision for chargebacks also takes into account an estimate of the expected wholesaler sell-through levels to indirect customers at certain contract prices. These large wholesalers represent the vast majority of the recipients of the Business’ chargeback payments.

Rebates — Rebates include volume related incentives to direct and indirect customers, Medicaid rebates and other government rebates. Volume rebates are generally offered to customers as an incentive to use the Business’ products and to encourage greater product sales. These rebate programs include contracted rebates based on customers’ purchases made during an applicable monthly, quarterly or annual period. The provisions for government rebates are based, in part, upon historical experience of claims submitted by the various states / authorities, contractual terms and government regulations. We monitor legislative changes to determine what impact such legislation may have on the Business’ provision.

Cash Discounts — Cash discounts are provided to customers that pay within a specific period. The provision for cash discounts is estimated based upon invoice billings, utilizing historical customer payment experience. The Business’ experience of payment history is fairly consistent and most customer payments qualify for the cash discount.

Returns and Other Allowances — The Business’ provision for returns and other allowances include returns, pricing adjustments, promotional allowances and billback adjustments.

Consistent with industry practice, the Business maintains a returns policy that allows customers to return product for a credit. In accordance with the Business’ policy, credits for customer returns of products are applied against outstanding account activity or are settled in cash. Product exchanges are not permitted. Customer returns of product are generally not resalable. The Business’ estimate of the provision for returns is based upon historical experience, product expiration dates and current trends of actual customer returns.

Additionally, the Business considers other factors when estimating the current period returns provision, including levels of inventory in the distribution channel, as well as significant market changes which may impact future expected returns.

Pricing adjustments, which includes shelf stock adjustments, are credits issued to reflect price decreases in selling prices charged to the Business’ direct and indirect customers. Shelf stock adjustments are based upon the amount of product the Business’ customers have in their inventory at the time of an agreed-upon price reduction. The provision for shelf stock adjustments is based upon specific terms with the Business’ direct customers and includes estimates of existing customer inventory levels based upon their historical purchasing patterns.

Billback adjustments are credits that are issued to certain customers who purchase directly from the Business as well as indirectly through a wholesaler. These credits are issued in the event there is a difference between the customer’s direct and indirect contract price. The provision for billbacks is estimated based upon historical purchasing patterns of qualified customers who purchase product directly from us and supplement their purchases indirectly through the Business’ wholesale customers.

The following table summarizes the charges recognized for SRA provisions ($ in thousands):

	Chargebacks	Rebates	Return and Other Allowances	Cash Discounts	Total
Year Ended December 31, 2013	$28,072	$6,680	$8,610	$1,819	$45,181
Year Ended December 31, 2014	$19,798	$4,133	$2,877	$1,087	$27,895
Year Ended December 31, 2015	$112,073	$41,422	$22,496	$5,783	$181,774

R&D Activities

R&D activities are expensed as incurred and consist of self-funded R&D costs, the costs associated with work performed under collaborative R&D agreements, regulatory fees, and license and milestone payments, if any. R&D expenses for the Business were materially incurred prior to the periods presented.

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit entities,and certain employee benefit plans. The effective date for ASU 2014-09 was deferred by one year through the issuance of ASU 2015-14, Revenue from Contracts with Customers – Deferral of the Effective Date, to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Business is evaluating the impact, if any, the pronouncement will have on both historical and future financial positions and results of operations.

In March 2016, the FASB has issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments relate to when another party, along with the entity, is involved in providing a good or service to a customer. Topic 606 Revenue from Contracts with Customers requires an entity to determine whether the nature of its promise is to provide that good or service to the customer (i.e., the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (i.e., the entity is an agent). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date and transition of these amendments is the same as the effective date and transition requirements in Topic 606. The Business is evaluating the impact, if any, the pronouncement will have on both historical and future financial positions and results of operations.

In April 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The Business is evaluating the impact, if any, the pronouncement will have on both historical and future financial positions and results of operations.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and add some practical expedients, which include assessing the specific collectability criterion and accounting for contracts that do not meet the criteria for Step 1 to determine whether a contract is valid and represents a genuine transaction; presentation of sales taxes and other similar taxes collected from customers; noncash consideration; contract modifications at transition; and completed contracts at transition. The amendments also clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption, however, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606. The Business is evaluating the impact, if any, the pronouncement will have on our financial positions and results of operations.

NOTE 3 —Inventories, net

Inventories, net consist of raw materials.

Inventories, net consisted of the following ($ in thousands):

	December 31, 2015	December 31, 2014
Raw materials	$3,644	$3,285
Inventories, net	$3,644	$3,285

Inventories exclude finished goods of $14,577 thousand and $10,985 thousand as of December 31, 2015 and 2014, respectively, not included in the Business.

NOTE 4 —Intangible Assets

Intangible Assets

Intangible assets have been acquired through various business combinations and asset acquisitions. Intangible assets consisted of the following ($ in thousands):

Cost basis	December 31, 2015	December 31, 2014
Total definite-lived intangible assets	$119,871	$125,133
Total intangibles	$119,871	$125,133

Accumulated amortization	December 31, 2015	December 31, 2014
Total intangibles	$(59,911)	$(54,359)
Net intangibles	$59,960	$70,774

The carrying value of intangible assets is re-evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Further, the appropriateness of useful lives assigned to long-lived assets, including product rights, is continually evaluated.

Amortization expense was $8,027 thousand, $647 thousand and $18,177 thousand for the years ended December 31, 2015, 2014 and 2013, respectively.

Assuming no additions, disposals or adjustments are made to the carrying value and/or useful lives of the intangible assets, annual amortization expense on intangible assets as of December 31, 2015 over each of the next five years is estimated to be as follows ($ in thousands):

Amortization Expense
2016	$10,143
2017	$10,143
2018	$10,143
2019	$10,143
2020	$10,143

The above amortization expense is an estimate. Actual amounts may change for such estimated amounts due to additional intangible asset acquisitions, potential impairments, accelerated amortization or other events.

NOTE 5 —Subsequent Events

The Company has evaluated transactions that occurred as of the issuance of these financial statements, October 17, 2016, for purposes of disclosures of unrecognized subsequent events.